U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Earliest event reported): August 30, 2000


                              SOLPOWER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



        NEVADA                      0-29780                      87-0384678
(State of Incorporation)     (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)

                       7309 East Stetson Drive, Suite 102
                            Scottsdale, Arizona 85251
                    (Address of Principal/executive Offices)


                                  480-947-6366
               (Registrant's Telephone Number Including Area Code)
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ITEM 2. ACQUISITION OF ASSETS

     On August 30, 2000, Solpower Corporation acquired 50% of the outstanding stock of Protocol Resource Management Inc., a private Ontario corporation with offices in Aurora, Ontario, Canada. PICO Holdings, Inc., a NASDAQ listed California corporation, acquired the remaining 50% interest in Protocol under the same agreement. Protocol and Solpower previously were engaged in a joint venture for the manufacture and distribution of SP34E(TM) through Solpower Canada, an Ontario corporation, owned equally by Protocol and Solpower.

     The amount paid for the acquisition was $1,500,000 (Canadian) in the form of cash and promissory notes due on the second and third anniversaries of the closing date. The promissory notes were issued by PICO. In the event that the annual average EBITDA of Protocol for first two years following closing is not at least $250,000 (Canadian), the amount of the second anniversary payment will be reduced based on a formula. In the event that the annual EBITDA of Protocol for third year following closing is not at least $250,000 (Canadian), the amount of the third anniversary payment will also be subject to reduction based on a formula.

     The funds used by Solpower to complete its portion of the transaction were provided in the form of a working capital loan from PICO in the amount of $500,000. The Protocol shares held by Solpower as a result of the transaction described herein secure the loan. Solpower granted PICO a warrant to purchase 1,000,000 shares of its common stock at $0.385 (110% of market price on the date funds were advanced). The term of the promissory note is for three years, with interest at LIBOR plus 2% payable semi-annually.

     The Protocol shares were acquired from James Flowers, Patricia Flowers and Florcor, Inc., none of whom are related parties to Solpower or PICO.

     The assets of Protocol consist of plant and equipment used by Protocol in its business of refrigerant blending, recycling, repackaging, conversion and distribution services. Protocol is the largest HFC, R134a repackaging operation in Canada and manufactures leading technology refrigerant reclaim and blending equipment. Protocol has a fully operational SP34E(TM) refrigerant blending plant capable of producing over 18,000 tons per annum. This facility is currently producing and supplying SP34E(TM) to various Canadian customers including Canadian Tire Corp., Canada's largest automotive service retailer, CAMCO Inc., a division of GE, and Canada's largest appliance OEM service company, and other major Canadian HVACR wholesalers with Canada-wide distribution. Solpower and PICO intend to continue to operate Protocol and the Solpower Canada joint venture in the same manner and expand the business of manufacturing and selling SP34E(TM).

ITEM 7. FINANCIAL STATEMENTS

     Financial statements of Protocol will be submitted within 60 days of this filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2000.              SOLPOWER CORPORATION


                                        By: /s/ James H. Hirst
                                            ------------------------------------
                                            James H. Hirst
                                            Secretary/Treasurer